SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 29, 2014

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2014, Jeffrey S. Andreson, Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary of Intevac Inc. (“Intevac”), advised Intevac that he would be resigning as Chief Financial Officer of the company, effective September 19, 2014, to accept a new job opportunity with another technology company. The Company is in the process of conducting a search for a new chief financial officer.

Upon Mr. Andreson’s departure, Charles B. Eddy will assume the role of interim Chief Financial Officer until a new Chief Financial Officer is appointed and will report to Wendell Blonigan, the Company’s President and Chief Executive Officer. Mr. Eddy held the position of Chief Financial Officer at Intevac from 1991 through his retirement in August 2007. Mr. Eddy will receive an annual base salary of $300,000 while acting as interim Chief Financial Officer and will not be eligible for a bonus. Mr. Andreson will continue to direct the Company’s finance organization until his departure date, and will assist with the transition.

A copy of the press release announcing Mr. Andreson’s departure is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release entitled “Intevac CFO to Resign for New Job Opportunity”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: September 4, 2014	By:	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Intevac CFO to Resign for New Job Opportunity”